UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2011

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Accounting Officer

On April 28, 2011, the Board of Directors of The First Marblehead Corporation (the “Corporation”) appointed Ryan R. Brenneman as the Corporation’s Chief Accounting Officer (principal accounting officer), succeeding Kenneth Klipper in the position.  Mr. Brenneman, who was also designated an executive officer of the Corporation, will serve as the Corporation’s Chief Accounting Officer until his successor has been duly elected and qualified or until his earlier resignation or removal.  Mr. Klipper continues to serve as the Corporation’s Chief Financial Officer.

Mr. Brenneman, 50, has served as a  Managing Director of the Corporation since March 2011.  From March 2009 to April 2010, Mr. Brenneman served as Controller, Multifamily Accounting for the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, a financial services company that provides liquidity to the U.S. housing market.  From March 2007 to March 2009, Mr. Brenneman served as Controller, Investments and Capital Markets Accounting, at Freddie Mac.  From August 2005 to March 2007, Mr. Brenneman was a Principal at Booz Allen Hamilton Inc., a strategy and systems consulting firm.  From 2003 to 2005, he held positions at Protiviti, Inc., a consulting and internal audit firm, including as a senior project manager for Sarbanes-Oxley Section 404 compliance, internal controls and IT improvement projects for Fortune 500 financial services companies.  Mr. Brenneman also previously served as the Chief Financial Officer of two privately-held technology companies, as an accountant for PricewaterhouseCoopers LLP, a registered public accounting firm, and as an associate in the tax departments of Sonnenschein, Nath & Rosenthal LLP and Baker & McKenzie, each of which are law firms. He currently serves as Adjunct Professor of Accounting and Business Law at The George Washington University School of Business.  Mr. Brenneman received an A.B. from Bowdoin College, a M.S. from the London School of Economics, a M. Acct. from The George Washington University and a J.D. from Georgetown University.  He is licensed in Washington, D.C. as a Certified Public Accountant.

Letter Agreement.  On January 28, 2011, the Corporation entered into a letter agreement with Mr. Brenneman (the “Letter Agreement”) in connection with his hiring as a Managing Director.  The Letter Agreement provides that Mr. Brenneman will receive an annual base salary of $260,000 and may be eligible for an annual discretionary bonus award of up to 50% of his base salary earned during the applicable performance year.

The Letter Agreement also provides that the Corporation will provide Mr. Brenneman with specified assistance in connection with his relocation from the Washington, D.C. area, including reimbursement of up to $25,000 in expenses related to moving and his search for permanent housing and up to $60,000 in real estate broker’s fees.  Mr. Brenneman would be required to repay the Corporation in full for such reimbursement if his employment were terminated voluntarily, or by the Corporation for “cause” as determined by the Corporation in its good faith discretion, prior to March 7, 2012.  In addition, for up to six months from his commencement of employment on March 7, 2011, the Corporation will reimburse Mr. Brenneman for pre-approved rental expenses in the Boston area as he searches for permanent housing as well as reasonable weekly travel expenses between Boston and Washington, D.C.

In the event Mr. Brenneman is involuntarily terminated by the Corporation without “Cause” (as defined in Section 9(d) of the Letter Agreement), the Corporation will provide Mr. Brenneman with continuation of salary and medical and dental benefits for a period of six months immediately following Mr. Brenneman’s termination date.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

RSU Agreement.  Pursuant to the terms of the Letter Agreement, on March 7, 2011, the Corporation granted Mr. Brenneman 25,000 restricted stock units (“RSUs”) under the Corporation’s 2003 stock incentive plan, as amended and restated (the “2003 Plan”).  Each RSU represents a contingent right to receive one share of the Corporation’s common stock on the applicable vesting date.  Under the restricted stock unit agreement dated March 7, 2011 between the Corporation and Mr. Brenneman (the “RSU Agreement”), the RSUs will vest in four annual installments beginning on March 7, 2012, the first anniversary of the date of grant, and ending on March 7, 2015.

Pursuant to the RSU Agreement, the vesting of the RSUs would accelerate in full if Mr. Brenneman’s employment with the Corporation is terminated:

•	by reason of death or “disability,” as defined in the RSU Agreement; or

•
for “Good Reason” by Mr. Brenneman or without “Cause” by the Corporation, as defined in Section 6 of the RSU Agreement, on or prior to the second anniversary of the consummation of a “Reorganization Event,” as defined in the 2003 Plan.

In addition, if Mr. Brenneman’s employment is terminated for a reason other than unsatisfactory job performance, willful misconduct, fraud, gross negligence, disobedience or dishonesty, in each case as determined by the Corporation, then the number of RSUs which will vest will be determined as though Mr. Brenneman’s employment had terminated on the day following the anniversary of the grant date that next follows the date of actual termination.

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The summary of the RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the form of RSU Agreement filed as Exhibit 10.9 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated herein by reference.

Non-Competition Agreement.  Mr. Brenneman has entered into an invention, non-disclosure, non-competition and non-solicitation agreement with the Corporation dated March 7, 2011 (the “Non-Competition Agreement”) pursuant to which he has agreed, among other things, to refrain from competing with the Corporation or soliciting its employees for a period of one year after the termination of his employment for any reason.

The foregoing summary of the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the Non-Competition Agreement, a copy of which is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

No Family Relationships or Related Person Transactions.  Mr. Brenneman is not related by blood, marriage or adoption to any of the Corporation’s directors or other executive officers.  There are no related person transactions between the Corporation, on the one hand, and Mr. Brenneman or his immediate family members, on the other hand, reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Letter Agreement, dated January 28, 2011, between the Corporation and Ryan R. Brenneman

99.2	Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, dated March 7, 2011, between the Corporation and Ryan R. Brenneman

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: May 4, 2011	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Letter Agreement, dated January 28, 2011, between the Corporation and Ryan R. Brenneman

99.2	Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, dated March 7, 2011, between the Corporation and Ryan R. Brenneman